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                                                                  Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of eXcelon Corporation of our reports dated February 8, 2001 relating to the financial statements and the financial statement schedule, which appear in eXcelon's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
June 13, 2001